                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) February 8, 2007

                                    SPSS Inc.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                       000-22194                36-2815480
(State or Other Jurisdiction            (Commission            (I.R.S. Employer
      of Incorporation)                File Number)          Identification No.)

233 South Wacker Drive, Chicago, Illinois                                60606
 (Address of Principal Executive Offices)                             (Zip Code)

                                 (312) 651-3000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On February 8, 2007, Mr. Kenneth Holec notified the Board of Directors (the "Board") of SPSS Inc. (the "Company") that he has decided not to stand for reelection at the Company's 2007 Annual Meeting of Stockholders to be held on April 26, 2007. Mr. Holec informed the Board that he has made this decision in order to devote more time to his other business ventures. Mr. Holec is a member of the class of directors whose term expires at the Company's 2007 Annual Meeting of Stockholders. As such, Mr. Holec will continue to serve as a member of the Board until April 26, 2007.

     Mr. Holec has served as a director of SPSS since its merger with Showcase Corporation in February 2001. Mr. Holec has informed SPSS that his decision did not relate to any disagreement with SPSS on matters related to SPSS or its operations, policies or practices.

     "We appreciate Mr. Holec's years of distinguished service and thank him for his contributions during his tenure with the Board," said Mr. Jack Noonan, the Company's President and Chief Executive Officer.

     In connection with Mr. Holec's decision and as permitted by the Company's By-laws, the Board has resolved that, effective as of the date of the 2007 Annual Meeting of Stockholders, the total number of Board members will be reduced from eight members to seven members, thereby reducing the class of directors to be elected at the Annual Meeting from three members to two members.

(e) On February 8, 2007, the Board adopted the 2007 Executive Incentive Cash Compensation Plan. Under the plan, the Company's executive officers are eligible to receive incentive awards based on the achievement of (i) a quarterly revenue target defined in the plan measured on a GAAP reported basis (the "Revenue Component") and (ii) a quarterly earnings per share target defined in the plan measured on a GAAP report basis (the "EPS Component"). With the exception of the Company's Senior Vice President, Worldwide Sales whose target incentive awards are further described below, 30% of each executive's target incentive award is dependent upon achievement of the Revenue Component and 70% of each executive's target incentive award is dependent upon achievement of the EPS Component. With regard to the Company's Senior Vice President, Worldwide Sales, 70% of his target incentive award is dependent upon the achievement of the Revenue Component and 30% of his target incentive award is dependent on the achievement of the EPS Component.

     The quarterly revenue target and the quarterly earnings per share target are defined in the plan as the applicable quarterly revenue or earnings per share target set forth in the 2007 business plan adopted by the Board and as reaffirmed and/or adjusted each quarter by the Compensation Committee. The Compensation Committee may adjust the targets and/or payment calculation, as necessary, to insure comparability or to recognize the positive or negative impact of any items deemed to be inconsistent with the originally approved plan.


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

     This summary of the material terms of the plan is qualified in its entirety by the text of the plan attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

     As further detailed below, the Board has established 2007 incentive targets for its named executive officers under the 2007 Executive Incentive Cash Compensation Plan. These incentive targets were recommended to the Board by the Compensation Committee. Actual incentive payments could exceed the target payments. Under the plan, any incentive earned will be paid to the executive officers as soon as practical after the close of each fiscal quarter and the receipt of approval by the Compensation Committee.

     Set forth below are the 2007 base salaries and target awards under the 2007 Executive Incentive Cash Compensation Plan for each of the Company's named executive officers:

                                        Target Cash
Name                    Base Salary   Incentive Award
----                    -----------   ---------------
Jack Noonan               $500,000        $500,000
Raymond H. Panza          $420,000        $260,000
Jonathan Otterstatter     $340,000        $260,000
John Shap                 $270,000        $260,000
Douglas P. Dow            $220,000        $ 80,000

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  Exhibits.

10.1   2007 Executive Incentive Cash Compensation Plan


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SPSS INC.


                                        By: /s/ Erin R. McQuade
                                            ------------------------------------
                                            Erin R. McQuade
                                            Vice President,
                                            Associate General Counsel
 Dated: February 9, 2007


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